UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):
February 19, 2020
TEGNA INC.
(Exact name of registrant as specified in its charter)

Delaware		1-6961	16-0442930
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000,	Tysons,	Virginia	22102-5151
(Address of principal executive offices)			(Zip Code)

(703)	873-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

TEGNA Inc. (the “Company”) files this Current Report on Form 8-K/A (“Current Report”) to amend and supplement the Company’s Current Report on Form 8-K dated February 19, 2020 (the “Prior Report”) and filed with the Securities and Exchange Commission by the Company on February 19, 2020. The Prior Report announced the election of Karen H. Grimes to the Company’s board of directors. At the time of the Prior Report, the Company’s board of directors had not determined on which committee Ms. Grimes would serve.

The Company files this Current Report to disclose that the Company’s board of directors has appointed Ms. Grimes to the Audit Committee, effective as of May 22, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date: May 29, 2020	By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary